UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 11, 2009

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

This information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 "Results of Operations and Financial Condition.". Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On May 11, 2009, Independence Holding Company issued a news release announcing 2009 First-Quarter results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits:

Exhibit 99.1

News Release of Independence Holding Company dated May 11, 2009 Announcing Net Income from Continuing Operations of $.22 Per Share, Diluted, for the First Quarter of 2009 versus $.20 Per Share, Diluted, for the First Quarter of 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	May 12, 2009

Exhibit 99.1
INDEPENDENCE HOLDING COMPANY	CONTACT: DAVID T. KETTIG
96 CUMMINGS POINT ROAD	(212) 355-4141 Ext. 3047
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY REPORTS NET INCOME FROM CONTINUING OPERATIONS OF $.22 PER SHARE, DILUTED, FOR THE FIRST QUARTER OF 2009 VERSUS $.20 PER SHARE, DILUTED, FOR THE FIRST QUARTER OF 2008

Stamford, Connecticut, May 11, 2009. Independence Holding Company (NYSE: IHC) today reported 2009 first-quarter results.  This press release contains both GAAP and non-GAAP financial information for which reconciliations can be found at the end of this release.

Financial Results

IHC reported operating income1 per share of $.16 per share, diluted, or $2,403,000, for the three months ended March 31, 2009, compared to $.20 per share, diluted, or $3,092,000, for the three months ended March 31, 2008.

Net income per share from continuing operations attributable to IHC increased 10% to $.22 per share, diluted, or $3,356,000, for the three months ended March 31, 2009, compared to $.20 per share, diluted, or $3,072,000, for the three months ended March 31, 2008. Revenues decreased 4.8% to $99,371,000 for the three months ended March 31, 2009, compared to revenues for the three months ended March 31, 2008 of $104,418,000, primarily due to stricter underwriting guidelines.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “We are pleased with the sequential increase in non-GAAP operating income to $.16 per share, diluted, for the first quarter of 2009 from $.08 per share, diluted, in the fourth quarter of 2008. The improvement in operating income is largely due to improved underwriting results from stricter underwriting guidelines on our medical stop-loss and an increase in earnings from our group line. We anticipate that our improved operating results will continue for the remainder of 2009.”

Mr. Thung continued, “The Company recorded an increase in our book value per share to $11.25 at March 31, 2009 from $10.56 at December 31, 2008, primarily as a result of a reduction in unrealized losses due to mark-to-market accounting on our available-for-sale securities. The adjusted book value per share2 was $14.29 at March 31, 2009.”

Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP: (i) Operating income is income from continuing operations net of losses attributable to non-controlling interests and excluding net realized gains or losses, net of applicable income taxes, (ii) Operating income per share is operating income (loss) on a per share basis, and (iii) Adjusted book value per share represents IHC's book value per share excluding the per share value of net unrealized investment gains and losses (per SFAS 115), after taxes.  These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding realized gains or losses, net of taxes, that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance.  However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.  A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Income from Continuing Operations” and "Reconciliation of GAAP Book Value Per Share to Non-GAAP Adjusted Book Value Per Share" schedules below.

About Independence Holding Company

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through its insurance company subsidiaries (Standard Security Life Insurance Company of New York and Madison National Life Insurance Company, Inc.), its affiliate (American Independence Corp. (NASDAQ: AMIC)), and its managing general underwriters, third-party administrators, and marketing affiliates.  Standard Security Life markets medical stop-loss, small group major medical, short-term medical, major medical for individuals and families, limited medical, group long and short-term disability and life, dental, vision and managed health care products. Madison Life sells group life and disability, employer medical stop-loss, small group major medical, major medical for individuals and families, short-term medical, dental, vision, and individual life insurance. AMIC is a holding company principally engaged in the insurance and reinsurance business through Independence American Insurance Company and its agencies and managing general underwriter division.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission.

INDEPENDENCE HOLDING COMPANY

FIRST QUARTER REPORT

MARCH 31, 2009

(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2009	2008
REVENUES:
Premiums earned:
Health	$66,638	$72,654
Life and annuity	9,795	9,000
Net investment income	10,719	10,645
Fee income	9,035	11,199
Net realized investment gains (losses)	1,394	114
Equity income (loss) from AMIC	693	401
Other income	1,097	405

	99,371	104,418
EXPENSES:
Insurance benefits, claims and reserves:
Health	43,796	49,548
Life and annuity	12,400	11,236
Selling, general and administrative expenses	37,054	36,837
Amortization of deferred acquisitions costs	1,050	1,454
Interest expense on debt	770	986

	95,070	100,061

Income from continuing operations before income taxes	4,301	4,357
Income taxes	952	1,353

Income from continuing operations	3,349	3,004

Discontinued operations:
Loss from discontinued operations	(216)	-
Loss on disposition of discontinued operations	(21)	-

Net income	3,112	3,004
Loss from non-controlling interests in subsidiaries	7	68

NET INCOME ATTRIBUTABLE TO IHC	3,119	3,072

Basic loss per common share:
Income from continuing operations	$.22	$.20
Loss from discontinued operations	(.02)	-
Loss on disposition of discontinued operations	-	-
Basic income per common share	$.20	$.20

WEIGHTED AVERAGE SHARES OUTSTANDING	15,408	15,331

Diluted loss per common share
Income from continuing operations	$.22	$.20
Loss from discontinued operations	(.02)	-
Loss on disposition of discontinued operations	-	-
Diluted income per common share	$.20	$.20

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	15,411	15,384

As of May 8, 2009, there were 15,418,621 common shares outstanding, net of treasury shares.

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP INCOME FROM CONTINUING OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2009	2008

Income from continuing operations	$3,349	$3,004

Loss from non-controlling interests in subsidiaries	7	68

Realized (gains) losses net of taxes	(953)	20

Operating income from continuing operations	$2,403	$3,092

Non - GAAP basic income per common share:
Operating income from continuing operations	$.16	$.20

Non - GAAP diluted income per common share:
Operating income from continuing operations	$.16	$.20

Included in realized (gains) losses net of taxes for the three months March 31, 2009 and 2008 are losses of $172,000 and $52,000, respectively, from other-than-temporary impairments primarily due to the write-down in value of investment in preferred stocks of a financial institution. Also included in the realized (gains) losses, net of taxes, above are IHC's proportionate share of AMIC's realized gains and losses, net of taxes.

RECONCILIATION OF GAAP BOOK VALUE PER SHARE TO

NON-GAAP ADJUSTED BOOK VALUE PER SHARE

March 31,
2009

Book Value per share	$11.25

Net unrealized losses, after tax, per share	3.04

Adjusted book value per share	$14.29

Footnotes

1 Operating income is a non-GAAP measure representing income from continuing operations net of losses attributable to non-controlling interests and excluding net realized investment gains (losses), net of applicable income tax. The Company believes that the presentation of operating income may offer a better understanding of the core operating results of the Company.  A reconciliation of income from continuing operations to operating income is included in this press release.

2 Adjusted book value per share is a non-GAAP measure which represents IHC's book value per share and excludes the per share value of net unrealized investment gains and losses (per SFAS 115), after taxes. A reconciliation of book value per share to adjusted book value per share is included in this press release.